UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2012

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 15, 2012, the Company issued a press release informing investors that Elite received approval as of September 28th from the U.S. Food and Drug Administration for generic phentermine capsules 15 mg and 30 mg. Elite also announced that the sole supplier of the active pharmaceutical ingredient (“API”) approved for this phentermine capsule product has restricted the amount of API available to Elite and this will delay the launch of this product.

The supply restriction also prevents Elite, and its sales and marketing partner, from meeting growing demand for the phentermine 37.5 mg tablets and is also expected to restrict sales of this product.

Elite believes the supplier is wrongfully limiting supply. If Elite is unable to timely resolve this dispute in a reasonable manner then, unless and until Elite is able to obtain adequate amounts of API, it will not be able to sustain or grow the sales of the generic phentermine products. Elite has begun to qualify an alternative supplier, but qualification of an alternative supplier, due to FDA requirements, entails a significant amount of time and could be expected to take 12 months or longer.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated October 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2012

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name:	Chris Dick
Title:	President & Chief Operating Officer